Exhibit 99.1

CamberView Partners, LLC and Subsidiaries

____________

Unaudited Consolidated Financial Statements

Nine Months Ended September 30, 2018 and 2017

CamberView Partners, LLC and Subsidiaries

____________

CamberView Partners, LLC and Subsidiaries

Unaudited Consolidated Balance Sheets

_____________

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash	$6,799,257	$8,745,952
Accounts receivable	2,477,817	6,158,575
Prepaid expenses and other assets	2,444,785	994,684
Total current assets	11,721,859	15,899,211
Property and equipment, net	282,917	383,458
Deposits	578,133	615,864
Total assets	$12,582,909	$16,898,533
LIABILITIES AND MEMBERS’ DEFICIT
Liabilities:
Accounts payable	$678,766	$663,515
Accrued expenses	8,723,382	6,844,598
Deferred rent	229,575	323,724
Deferred revenue	6,559,663	8,140,115
Term loan, current portion	1,750,000	1,750,000
Total current liabilities	17,941,386	17,721,952
Term loan, net of current portion and issuance costs	25,987,890	27,519,119
Total liabilities	43,929,276	45,241,071
Commitments and contingencies (Note 7)
Members’ deficit in CamberView Partners, LLC	(31,734,158)	(28,392,389)
Noncontrolling interests	387,791	49,851
Total members’ deficit	(31,346,367)	(28,342,538)
Total liabilities and members’ deficit	$12,582,909	$16,898,533

The accompanying notes are an integral
part of these unaudited consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Unaudited Consolidated Statements of Income

_____________

	Nine Months Ended September 30,
	2018	2017
Revenues:
Advisory revenues	$35,092,970	$25,868,246
Other	301,731	—
Total revenues	35,394,701	25,868,246
Operating expenses:
Compensation and benefits	19,792,784	13,870,211
Professional fees	3,880,284	1,198,022
Other operating expenses	1,445,225	876,245
Occupancy	1,944,935	1,677,322
Travel, lodging, meals and entertainment	1,081,304	690,852
Research data	313,318	251,331
Marketing and advertising	201,350	290,184
Depreciation and amortization	178,445	188,738
Total operating expenses	28,837,645	19,042,905
Operating income	6,557,056	6,825,341
Interest expense	(1,478,346)	(1,463,826)
Income before state tax provision	5,078,710	5,361,515
State tax provision	69,993	156,808
Net income	5,008,717	5,204,707
Less: Net income attributable to noncontrolling interests	(337,940)	(1,527)
Net income attributable to CamberView Partners, LLC	$4,670,777	$5,203,180

The accompanying notes are an integral
part of these unaudited consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Unaudited Consolidated Statements of Changes in Members’ Equity (Deficit)

_____________

		Members of
		CamberView	Total
	Noncontrolling	Partners,	Equity
	Interests	LLC	(Deficit)
Balance, January 1, 2017	$(58,516)	$(34,270,590)	$(34,329,106)
Member contributions	—	2,269,807	2,269,807
Member distributions	32,891	(1,636,927)	(1,604,036)
Distributions to noncontrolling interests	(32,891)	—	(32,891)
Unit based compensation	—	216,000	216,000
Translation adjustment	—	(18,755)	(18,755)
Net income	1,527	5,203,180	5,204,707
Balance, September 30, 2017	$(56,989)	$(28,237,285)	$(28,294,274)

Balance, January 1, 2018	$49,851	$(28,392,389)	$(28,342,538)
Member dividend	—	(2,133,859)	(2,133,859)
Member distributions	254,909	(6,553,922)	(6,299,013)
Distributions to noncontrolling interests	(254,909)	—	(254,909)
Sale of units	—	(313,114)	(313,114)
Unit based compensation	—	917,715	917,715
Translation adjustment	—	70,634	70,634
Net income	337,940	4,670,777	5,008,717
Balance, September 30, 2018	$387,791	$(31,734,158)	$(31,346,367)

The accompanying notes are an integral
part of these unaudited consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

_____________

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$5,008,717	$5,204,707
Adjustment to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	178,445	188,738
Amortization of debt issuance costs	218,771	218,771
Unit based compensation	917,715	216,000
Other	70,634	(18,755)
Change in operating assets and liabilities:
Accounts receivable	3,680,758	(431,929)
Prepaid expense and other assets	(1,450,101)	(221,954)
Accounts payable	15,251	(333,498)
Accrued expenses	1,878,784	(2,397,993)
Deferred rent	(94,149)	(79,111)
Deferred revenue	(1,580,452)	(219,510)
Net cash provided by operating activities	8,844,373	2,125,466
Cash flows from investing activities:
Purchases of property and equipment	(77,904)	(120,259)
Security deposits	37,731	(924)
Net cash used in investing activities	(40,173)	(121,183)
Cash flows from financing activities:
Payments on notes term loan	(1,750,000)	(1,750,000)
Repayment on revolving line of credit	—	(799,570)
Member contributions	—	2,269,807
Member distributions (Note 11)	(6,553,922)	(1,636,927)
Member dividend	(2,133,859)	—
Sale of units	(313,114)	—
Net cash used in financing activities	(10,750,895)	(1,916,690)
Net increase (decrease) in cash	(1,946,695)	87,593
Cash, beginning of year	8,745,952	9,595,027
Cash, end of year	$6,799,257	$9,682,620
Supplemental cash flow information:
Interest paid	$(1,208,593)	$(1,224,557)
State taxes paid	$91,170	$186,811

The accompanying notes are an integral
part of these unaudited consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

1.	Ownership Structure

CamberView Partners, LLC (the “Company”) was established June 28, 2012 in the state of Delaware. The Company provides advisement to corporate boards of directors and officers of large public companies on issues of corporate governance.

In August 2016, the members of CamberView Partners, LLC exchanged their limited liability Company interests for limited liability company interests of a newly formed entity, ceasing to be members of the Company, with CamberView Partners Holdings, LLC (the “Holding Company”) becoming the sole member of the Company (the “Transaction”). The members of the Company at the time of the Transaction continue to own the majority share of ownership and govern the Holding Company through the board of directors and therefore a change of control was not considered to have occurred.

2.	Summary of Significant Accounting Policies

The accrual basis of accounting policies adopted by the Company is consistent with accounting principles generally accepted in the United States of America. The significant policies are as follows:

Principles of Consolidation

The accompanying consolidated financial statements of the Company include the accounts of its wholly owned European subsidiaries CamberView Partners Europe LLC, CamberView Partners Holdings I LTD, and CamberView Partners Holdings II LTD, as well as CamberView Management Holdings, LLC, CamberView Management Holdings II, LLC and CamberView Manager, LLC, which are deemed to be Variable Interest Entities (“VIEs”) of which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Revenue Recognition and Deferred Revenue

Fees from advisement activities are recognized when earned; success fees are recognized when the services are earned and measurable; and retainer fees and base fees are recognized over the period in which the retainer and base relates. Deferred revenue consists of billings and payments received in advance of revenue recognition.

Cash

All cash balances are held within a bank checking account. There are no withdrawal restrictions on cash. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2018 and December 31, 2017.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances after discounts and bad debts, taking into account credit worthiness of customers and its history of collection. The Company does not typically recognize interest income on receivables. Management provides for probable uncollectible amounts through a charge to earnings and an increase to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off and charged to the allowance for doubtful accounts. The Company has determined that no allowance for doubtful accounts is necessary as of September 30, 2018 and December 31, 2017.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

2.	Summary of Significant Accounting Policies, continued

Property and Equipment, Net

Property and equipment includes tenant improvements, computer equipment, software, and furniture and fixtures reflected at cost less accumulated depreciation. Depreciation of tenant improvements is computed as the lesser of the estimated useful life of the asset, or the remaining lease term. Depreciation of all other assets is computed using the straight-line method based upon the estimated useful life of three to seven years.

Advertising

Advertising costs are charged to operations when incurred. The Company incurred $3,470 and $25,947 of advertising costs for the nine months ended September 30, 2018 and 2017, respectively.

Fair Value Measurement and Financial Instruments

The Company measures the fair value of its financial instruments in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification for Fair Value Measurements. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. In determining fair values of all reported assets and liabilities that represent financial instruments, the Company uses the carrying market values of such amounts. The provision establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The Company has no assets or liabilities as of September 30, 2018 and December 31, 2017 that are required to be measured at fair value on a recurring basis.

Income Taxes

The Company elected, by unanimous consent of its members, to be treated as a Limited Liability Company under the Internal Revenue Code and California statutes, whereby the Company’s taxable income or loss is allocated to the members in accordance with their respective percentage of ownership. Therefore, no provision or liability for income taxes associated to the net (loss) or income has been included in the consolidated financial statements. The only tax liability reflected relates to annual taxes imposed by the states in which the Company operates. The members may require the Company to make distributions for such individual income taxes in the future. As of September 30, 2018, the Company is subject to state and local income tax examinations for the years ended December 31, 2017, 2016, and 2015.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These consolidated financial statements are unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

3.	Property and Equipment, Net

Property and equipment, net is summarized as follows at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017
Furniture and fixtures	$512,260	$448,365
Tenant improvements	279,297	273,881
Computer equipment	180,909	172,316
Software	52,487	52,487
	1,024,953	947,049
Less accumulated depreciation	(742,036)	(563,591)
	$282,917	$383,458

Depreciation expense is $178,445 and $188,738 for the nine months ended September 30, 2018 and 2017, respectively.

4.	Accrued Expenses

Accrued expenses are summarized as follows at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017
Bonuses	$71,946	$5,305,500
Guaranteed payments	—	215,000
Taxes and other	87,306	140,521
Vacation	529,366	473,551
Transaction-related professional fees	1,412,874	—
Interest expense	385,252	336,238
Accrued distributions	4,791,309	—
Other	1,445,329	373,788
	$8,723,382	$6,844,598

5.	Term Loan and Line of Credit

On October 11, 2016, the Company entered into a credit agreement with HSBC Bank USA, National Association (“HSBC Bank”) for an initial term loan in an aggregate principal amount of $35,000,000. The interest rate is variable based on LIBOR plus 3.5%, and payable on the tenth business day after each quarter. The principal balance of the term loan as of September 30, 2018 and December 31, 2017 was $28,625,000 and $30,375,000, and was incurring interest at a rate of 5.8% and 5.2%, respectively. Principal payments are due on the first business day of each quarter which began on March 1, 2017 through October 11, 2021, maturity. All borrowing under this credit agreement are secured by substantially all assets of the Company.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

5.	Term Loan and Line of Credit, continued

In connection with the issuance of the loan, the Company incurred costs of $1,463,288 which is amortized over the life of the loan. Amortization expense for both the nine months ended September 30, 2018 and 2017 was $218,771. At September 30, 2018 and December 31, 2017, the net amount outstanding was $887,110 and $1,105,881, respectively, and is a contra-liability included as a component of Term loan, net of current portion and issuance costs on the consolidated balance sheet.

As of September 30, 2018, the following remaining minimum payments are required on the initial term loan for the years ending December 31:

2019	$1,750,000
2020	2,625,000
2021	24,250,000
28,625,000
Less debt issuance cost	(887,110)
Total net of debt issuance costs	27,737,890
Less current portion	(1,750,000)
Total long-term portion	$25,987,890

Under the same HSBC Bank agreement, the Company also has a Revolving Line of Credit Facility for up to $5,000,000, through October 11, 2021, maturity. The interest rate is variable based on LIBOR plus 3.5%, and payable on the tenth business day after each quarter. At September 30, 2018 and December 31, 2017, there were no amounts outstanding with respect to the revolving line of credit.

6.	Retirement Plan

Effective July 1, 2013, the Company established a 401(k) savings and profit sharing plan (the “Plan”) which covers all qualified employees, as defined. Under the Plan, employees may elect salary deferral contributions, not to exceed limitations established annually by the Internal Revenue Service. The Company matches 100% of employees’ eligible contributions that do not exceed 6% of employees’ compensation. The Company’s matching contributions were $673,575 and $536,344 for the nine months ended September 30, 2018 and 2017, respectively.

In addition, the Company may make a discretionary profit sharing contribution. The Company did not make a profit sharing contribution for the nine months ended September 30, 2018 and 2017.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

7.	Lease Commitments

The Company leases its office facilities under operating lease agreements that expire in various years. As of September 30, 2018, the following approximate minimum rental payments are required under these lease agreements that have initial or remaining non-cancelable lease terms in excess of one year:

Year ending December 31:
2018	$449,129
2019	1,811,553
2020	630,706
Total	$2,891,388

Rent expense was $1,205,224 and $1,055,505 for the nine months ended September 30, 2018 and 2017, respectively.

8.	Concentration of Credit Risk

Cash is maintained with high quality financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $250,000.

The Company extends credit to its customers in the ordinary course of business. The Company controls credit risk through credit monitoring procedures. The Company performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable.

For the nine months ended September 30, 2018 and 2017, there were no customers that represented 10% or more of revenues. At September 30, 2018 and December 31, 2017, there were no customers that represented over 10% of outstanding accounts receivable.

9.	Noncontrolling Interests in Variable Interest Entities

CamberView Manager, LLC (“CV Manager, LLC”)

Due to CV Manager, LLC’s economic dependence on the Company as its sole source of income, and based on the control provided by the overlap of ownership and governance of the Companies, management has determined that CV Manager, LLC is a VIE and the Company is the primary beneficiary. As a result, the accounts of CV Manager, LLC have been consolidated with those of the Company. After elimination of intercompany balances, the balance sheet of CV Manager, LLC has cash of $53,976 and $138,430, and accrued liabilities of $71,293 and $81,280, at September 30, 2018 and December 31, 2017, respectively. The statements of operations of CV Manager, LLC consist of an intercompany management fee revenue of $3,770,000 and $1,170,000 during the nine months ended September 30, 2018 and 2017, respectively, which is fully eliminated against the management fee expense recorded by the Company. Net loss from operations attributable CV Manager, LLC was $92,847 and $310 during the nine months ended September 30, 2018 and 2017, respectively.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

9.	Noncontrolling Interest in Variable Interest Entities, continued

CamberView Management Holdings, LLC (“CVMH, LLC”) and CamberView Management Holdings II, LLC (“CVMH II, LLC”)

Due to both CVMH, LLC and CVMH II, LLC having economic dependencies on the Company as their sole source of income, and due to the provisions of their operating agreements that mandate the repurchase of units or issuance of new units of each entity as directed by CV Manager, LLC as the “Manager,” management has determined that each is a VIE and the Company is the primary beneficiary. As a result, the accounts of CVMH, LLC and CVMH II, LLC have been consolidated with those of the Company.

The balance sheets of CVMH, LLC and CVMH II, LLC have no significant assets or liabilities at September 30, 2018 and December 31, 2017. The statements of operations of each have been fully eliminated, except for state and local LLC taxes, as the only income is related to the pass-through income from its ownership of the Company as of September 30, 2018 and December 31, 2017. After the elimination of pass-through income from ownership of the Company, net gain (loss) from operations attributable to these entities was $(3,096) and $5,608 during the nine months ended September 30, 2018 and 2017, respectively.

10.	Unit-Based Incentive Compensation

Connected with the Transaction and other changes in Unit ownership which occurred in the Holding Company during the year ended December 31, 2016, certain Incentive Unit Holders transferred units between members, and certain vested Incentive Unit Holders had outstanding units purchased. While these transactions effected the number of outstanding Incentive Units as of December 31, 2016, the Company continues to recognize compensation expense. The expense continues to be based on the original grant date fair value of the awards, and is amortized on a straight-line basis over the remaining vesting periods.

The Holding Company has authorized and issued different classes of membership units that each have different rights and preferences. Class A Unit and Class B Unit holders have voting rights. Class C Units and Class D Units are non-voting and are considered to be “Incentive Units.” All Class C Units are held by CamberView Management Holdings, LLC, and recipients of the unit-based incentive receive limited liability company rights to the value of those units determined by management. All Class D Units are held by CamberView Management Holdings II, LLC and recipients of the unit-based incentive receive limited liability company rights to the value of those units determined by management.

Units within Class A, B, and C are “Operating Distribution Unit holders” and therefore participate in net income and distributions, and appreciation of vested units. Class D Unit holders do not have the right to normal operating distributions, but would participate in the distribution upon a sale or Qualified Transaction (as defined in the LLC Agreement) of the Holding Company.

Provisions of the Class C and D Units allow the Unit B Members, or the Holding Company, each at their option, to repurchase the vested Incentive Units at fair value upon a separation of employment of the holders. Unit C holders only have the right to “Put” their Units back to the Holding Company, if they are terminated without cause. Upon separation from the Company, Unit D holders can “Put” their vested units back to the Holding Company only after a 270 day period after the date of separation.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

10.	Unit-Based Incentive Compensation, continued

The Company has issued B, C, and D Unit awards (“Incentive Units”) to executive and key employees. The Incentive Units fully vest after a service period, generally one to four years, and may accelerate upon the occurrence of certain events as defined in the Incentive Unit agreements. The Company estimates the fair value of Incentive Units using the fair value of the Company on the date of the grant. The fair value of these awards is amortized on a straight-line basis over the vesting period. The total grant date fair value of the Units issued during the nine months ended September 30, 2018 and 2017 was approximately $3,686,000 and $1,857,000, respectively, all of which were Class D Units. The Company recognized $917,715 and $216,000 of equity-based compensation during the nine months ended September 30, 2018 and 2017, respectively. As of September 30, 2018, there is approximately $3,859,000 of unrecognized compensation cost related to Incentive Units that is expected to be recognized over a weighted average period of 1.6 years.

Activity of Incentive Units related to the Company, during the periods January 1, 2017 and September 30, 2017 and January 1, 2018 through September 30, 2018, is as follows:

					Weighted-
	Total	Allocation by Unit Series			Average
	Outstanding	Units B	Units C	Units D	Floor Value
Outstanding at January 1, 2017	12,504.1193	2,697.5585	5,039.2993	4,767.2615	$43,649,467
Units granted	4,799.0000	—	—	4,799.0000	170,963,099
Outstanding at September 30, 2017	17,303.1193	2,697.5585	5,039.2993	9,566.2615	$74,672,501
Vested at September 30, 2017	9,786.0357	1,760.0585	4,539.2993	3,486.6779	$41,380,870

Outstanding at January 1, 2018	17,819.8369	2,697.5585	5,039.2993	10,082.9791	$82,721,386
Units granted	10,900.0000	—	—	10,900.0000	174,976,502
Units repurchased	(6,240.2331)	(1,618.5350)	(438.6980)	(4,183.0001)	170,963,099
Units forfeited	(47.3333)	—	—	(47.3333)	170,963,099
Outstanding at September 30, 2018	22,432.2705	1,079.0235	4,600.6013	16,752.6457	$123,664,915
Vested at September 30, 2018	8,969.0334	1,079.0235	4,600.6013	3,289.4086	$52,544,466

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

10.	Unit-Based Incentive Compensation, continued

The following table summarizes information about currently outstanding units related to the Company as of September 30, 2018:

					Aggregate
		Allocation by Unit Series			Intrinsic
Floor Value	Total	Units B	Units C	Units D	Value
$—	2,042.2969	—	2,042.2969	—	$3,614,627
8,700,000	263.2186	—	263.2186	—	365,432
25,000,000	2,064.4963	—	2,064.4963	—	2,535,670
27,500,000	1,276.7107	1,079.0235	197.6872	—	1,536,742
70,500,000	32.9023	—	32.9023	—	25,708
75,723,000	703.6304	—	—	703.6304	513,678
85,920,000	1,458.0153	—	—	1,458.0153	918,386
117,725,000	137.0000	—	—	137.0000	43,498
170,963,099	2,832.0000	—	—	2,832.0000	—
174,976,502	11,622.0000	—	—	11,622.0000	—
Total Units	22,432.2705	1,079.0235	4,600.6013	16,752.6457	$9,553,741

The aggregate intrinsic value represents the difference between the Company’s estimated fair value and the Floor Value of outstanding in-the-money Units.

The fair value of Incentive Units granted to employees is estimated on the grant date using the Black-Scholes-Merton option-valuation model. This valuation model for equity-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term, the volatility of the Holding Company and/or Company’s enterprise value, a risk-free interest rate, expected dividends, and the estimated forfeitures of unvested units. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for units that do not vest. The Holding Company and/or Company uses the simplified calculation of expected life and volatility is based on an average of the historical volatilities of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the incentive unit. Expected forfeitures are based on the Company’s historical experience.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

_____________

10.	Unit-Based Incentive Compensation, continued

For the nine months ended September 30, 2018 and 2017, the assumptions used in the Black-Scholes-Merton option-valuation model for D Unit issuances are as follows:

	Class D	Class D
	2018	2017
Weighted-average per unit:
Expected life (in years)	4.00	3.52
Risk free rate	2.80%	1.83%
Expected dividend yield	0.0%	0.0%
Expected volatility	31.2%	30.9%
Grant date fair value	$338.17	$352.94

11.	Distributions

Member distributions on the consolidated statements of changes in members’ equity (deficit) consist of the following during the nine months ended September 30, 2018 and 2017:

	Nine Months Ended September 30,
	2018	2017
Distributions to CVP members	$6,299,013	$1,604,036
Distributions to noncontrolling interests	254,909	32,891
Total	$6,553,922	$1,636,927

12.	Subsequent Events

On October 1, 2018, pursuant to the Agreement and Plan of Merger, by and among PJT Partners Inc., PJT Partners Holdings LP (“Purchaser”), Blue Merger Sub LLC, a wholly owned subsidiary of Purchaser, CamberView and CC CVP Partners Holdings, L.L.C., solely in its capacity as securityholder representative, dated as of August 27, 2018, Purchaser acquired 100% ownership of the Company.